Exhibit 5.3
CONSENT OF MCCARTHY TÉTRAULT LLP
     We hereby consent to the reference to our firm in the prospectus included in this Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the caption “Certain Income Tax Considerations — Certain Canadian Federal Income Tax Considerations.”

/s/ MCCARTHY TÉTRAULT LLP
McCarthy Tétrault LLP

April 25, 2006
Toronto, Ontario